Exhibit 31.3

CERTIFICATION

I, Maurice Zauderer, certify that:

1.	I have reviewed this amendment to the quarterly report on Form 10-Q for the three months ended September 30, 2020 of Vaccinex, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 19, 2020

/s/ Maurice Zauderer
Maurice Zauderer, Ph.D.
President and Chief Executive Officer (Principal Executive Officer)